CSFB04-AR02_G15_2B - Price/Yield - III-A-I

Balance	Contact Desk	Delay	24	WAC(3)	5.630	WAM(3)	358
Coupon	5.2513	Dated	2/1/2004	NET(3)	5.251	WALA(3)	2
Settle	2/27/2004	First Payment	3/25/2004

* PAYS GROUP NET WAC LESS [0.000%] THROUGH MONTH 82, THEN NET WAC - APPROXIMATE NET MARGIN OF [1.832%] RUN TO EARLIEST OF BALLOON IN MONTH 82 AND 5% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

102-00	4.619	4.509	4.461	4.383	4.328	4.240	4.080	3.878	3.664	3.427
102-00+	4.615	4.504	4.455	4.377	4.322	4.234	4.072	3.869	3.653	3.415
102-01	4.610	4.498	4.450	4.371	4.315	4.227	4.064	3.860	3.643	3.403
102-01+	4.606	4.493	4.444	4.365	4.309	4.220	4.056	3.851	3.632	3.391
102-02	4.601	4.488	4.438	4.359	4.302	4.213	4.048	3.841	3.621	3.379
102-02+	4.597	4.483	4.433	4.353	4.296	4.206	4.040	3.832	3.611	3.366
102-03	4.592	4.478	4.427	4.347	4.290	4.199	4.032	3.823	3.600	3.354
102-03+	4.588	4.472	4.422	4.341	4.283	4.192	4.024	3.814	3.589	3.342
102-04	4.583	4.467	4.416	4.335	4.277	4.185	4.016	3.804	3.579	3.330
102-04+	4.579	4.462	4.411	4.329	4.271	4.178	4.008	3.795	3.568	3.318
102-05	4.574	4.457	4.405	4.323	4.264	4.171	4.000	3.786	3.557	3.305
102-05+	4.570	4.452	4.400	4.317	4.258	4.164	3.992	3.776	3.547	3.293
102-06	4.565	4.446	4.394	4.311	4.251	4.157	3.984	3.767	3.536	3.281
102-06+	4.561	4.441	4.389	4.305	4.245	4.150	3.976	3.758	3.525	3.269
102-07	4.556	4.436	4.383	4.299	4.239	4.143	3.968	3.749	3.515	3.257
102-07+	4.552	4.431	4.378	4.293	4.232	4.136	3.960	3.739	3.504	3.245
102-08	4.547	4.426	4.372	4.287	4.226	4.130	3.952	3.730	3.493	3.233

Spread @ Center Price	163	178	182	188	192	196	198	196	189	176
WAL	3.93	3.35	3.14	2.85	2.68	2.44	2.10	1.78	1.53	1.32
Mod Durn	3.39	2.93	2.76	2.53	2.39	2.20	1.91	1.64	1.43	1.25
Principal Window	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Nov10	Mar04 - Nov09	Mar04 - Feb09	Mar04 - Jun08

LIBOR_6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_1YR	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500
CMT_1YR	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.12	1.17	1.365	1.675	1.985	2.537	2.983	3.345

** SPREAD TO N

PRELIMINARY - SUBJECT TO CHANGE

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.